CONSULTING AGREEMENT
                              --------------------

         THIS CONSULTING AGREEMENT ("Agreement") dated as of December 17, 2003, among NATIONAL PENN BANCSHARES, INC., a Pennsylvania business corporation and registered bank holding company ("NPBC"); NATIONAL PENN BANK, a national banking association ("Bank"); and GEORGE C. MASON ("Consultant") (NPB and Bank are sometimes referred to herein collectively as "National Penn").

                                   BACKGROUND
                                   -----------

         1. Consultant is presently employed by The Peoples Bank of Oxford ("Peoples Bank") as its Chairman of the Board, pursuant to an Employment Agreement dated as of January 1, 2002 (the "Peoples Employment Agreement").

         2. Peoples Bank is a wholly-owned subsidiary of Peoples First, Inc., a Pennsylvania business corporation and registered bank holding company ("Peoples").

         3. On December 17, 2003, NPB and Peoples entered into an Agreement (the "Merger Agreement") providing, among other things, for the merger of Peoples with and into NPB (the "Merger"), followed immediately by the merger of Peoples Bank with and into Bank (the "Bank Merger"). The Agreement also provides for Bank to establish, immediately after the Bank Merger, a new banking division to be called "The Peoples Bank of Oxford, a division of National Penn Bank" (the "Peoples Bank Division").

         4. It is the desire of the Boards of Directors of NPB and Bank that Consultant remain available to consult with National Penn from and after the effective date of the closing of the Merger (the "Effective Date"), on the terms and conditions set forth herein, in order that the experience he has gained throughout his career and the management ability he has demonstrated will continue to be available to National Penn, including its Peoples Bank Division. Consultant is willing to become engaged as a consultant for National Penn, on the terms and conditions set forth herein.

                                    AGREEMENT
                                   ----------

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and each intending to be legally bound, NPB, Bank and Consultant agree as follows:

         1. Background. The matters set forth in the "Background" section of this Agreement are incorporated by reference herein.

         2. Relationship. National Penn hereby retains Consultant, and Consultant hereby agrees to be retained by National Penn, as a consultant. Consultant shall be an independent contractor of National Penn for all purposes. This Agreement is not


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intended to constitute, create or be interpreted as a joint venture, partnership or formal business organization of any kind.

         3. Services to be Performed by Consultant.
            ---------------------------------------

         (a) Consultant agrees that, during the term of this Agreement, Consultant shall make himself available to National Penn, at the request of National Penn from time to time, to provide general consulting and advisory services relating to National Penn's business.

         (b) Consultant will determine the method, details and means of performing the above-described services. National Penn shall have no right to, and shall not, control the manner or determine the method of accomplishing Consultant's services.

         4. Compensation.
            --------------

         (a) NPB agrees to pay Consultant as compensation for the performance of services hereunder, and in consideration for the termination of the Peoples Employment Agreement (pursuant to Section 19 below), $_______, payable in twenty four monthly installments of $_______ on the first day of each month, beginning on first day of the first month following the Effective Date.

         (b) Except as otherwise required by law, National Penn shall not withhold any sums from the payments to be made to Consultant for any federal, state or local tax liabilities or contributions, and all withholdings, liabilities and contributions with respect to Consultant shall be solely the responsibility of Consultant.

         (c) Consultant shall provide his own health and other insurances. Consultant shall not be entitled to participate, and shall not participate, in any employee benefit or welfare plan providing benefits to National Penn employees, whether presently in force or hereafter adopted.

         5. Other Conditions.
            -----------------

         (a) Consultant represents and warrants to National Penn that he possesses the skill, knowledge, background and experience necessary to perform the services to be provided hereunder and that no training or instructions are necessary. National Penn shall not provide any training or any instructions.


         (b) Consultant shall be responsible for all of the costs and expenses incident to his performance of services for National Penn pursuant to this Agreement except for business expenses properly incurred on behalf of National Penn in connection with the performance of services hereunder.



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         (c) Consultant shall perform services hereunder at such places and times as Consultant shall determine.

         6. Term.
            -----

         (a) This Agreement shall be for a term of two years, beginning on the Effective Date ("Term").

         (b) If Consultant shall die before the end of the Term:

                  (1) This Agreement shall terminate at that time; and

                  (2) Within 30 days of the date of death, National Penn shall pay to Consultant's designated beneficiary, in one lump sum, an amount equal to the total amount of compensation remaining to be paid to Consultant pursuant to
Section 4 through the remaining Term of this Agreement.

         7. Non-Competition. Consultant shall be free at any time to provide consulting services to any party other than National Penn except that he shall not, during the Term of this Agreement, directly or indirectly, engage as a director, officer, employee, partner, shareholder, consultant, agent or in any other capacity, for any "financial institution" (defined below), in any location whether or not within the Commonwealth of Pennsylvania that is within fifty (50) miles of West Chester, Chester County, Pennsylvania.

         For the purposes of this Section 7, "financial institution" shall mean and refer to any savings bank, commercial bank, trust company, savings and loan association, building and loan association, cooperative bank, credit union, insurance company or asset management company or any other organization in the financial services industry as determined from time to time by the Board of Governors of the Federal Reserve System.

         8. Trade Secrets and Confidential Information; Code of Conduct.
            ------------------------------------------------------------

         (a) Consultant, during the Term of this Agreement and at any time thereafter, will not, without the express written consent of National Penn, directly or indirectly, communicate or divulge to, or use for his own benefit or the benefit of any other person, firm, association, corporation, partnership, limited liability company or limited liability partnership, any of National Penn's trade secrets, proprietary data or other confidential information, which trade secrets, proprietary data and other confidential information were communicated to or otherwise learned or acquired by Consultant in the course of the relationship provided by this Agreement, except that disclosure of such information within the scope of the performance of Consultant's services under this Agreement, disclosure


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of such information as is required by law, and disclosure of such information already in the public domain through no fault of Consultant, shall not be prohibited by this Section 8. As long as such matters remain trade secrets, proprietary data or other confidential information, Consultant will not use such trade secrets, proprietary data or other confidential information in any way or in any capacity other than as an independent contractor of National Penn and to further National Penn's interests.

         (b) During the term of this Agreement, and at any time thereafter, as applicable, Consultant acknowledges and agrees that he will be bound by the terms and provisions of the National Penn Bancshares, Inc., Code of Conduct that apply to agents and independent contractors of National Penn, a copy of which is attached to this Agreement as Exhibit "A".

         9. Enforcement. Consultant acknowledges that, as a consequence of the information to be disclosed to, and acquired by, him pursuant to Section 8(a), Consultant will occupy a position of trust and confidence with respect to National Penn's affairs, customers, products and services. National Penn may enforce the provisions of this Section 8 by suit for damages, injunction, or both. Consultant agrees that National Penn would be irreparably injured by the breach of any provision of this Section 8, and money damages alone would not be an appropriate measure of the harm to National Penn from such continuing breach. Therefore, equitable relief, including specific performance of the provisions of this Section 8 by injunction, would be an appropriate remedy for the breach of these provisions.

         10. Assignment. This Agreement shall be binding upon National Penn's successors and assigns. The services to be performed by Consultant are personal between National Penn and Consultant, and Consultant may not assign or delegate these duties to any other person or entity without the prior written consent of National Penn.

         11. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail, return receipt requested, addressed to NPB, Bank or Consultant, as the case may be, as follows:

         If to NPB, to:

                  Wayne R. Weidner
                  Chairman and Chief Executive Officer
                  National Penn Bancshares, Inc.
                  Reading and Philadelphia Avenues
                  Boyertown, PA  19512



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         If to Bank, to:

                  Wayne R. Weidner
                  Chairman
                  National Penn Bank
                  Reading and Philadelphia Avenues
                  Boyertown, PA  19512

         If to Consultant:


                           George C. Mason
                           313 Applebrook Drive
                           Malvern, PA  19355


         12. Waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

         13. Entire Agreement, Amendment. This Agreement is intended by the parties to constitute and does constitute the entire agreement between National Penn and Consultant with respect to the engagement of Consultant by National Penn. This Agreement supersedes any and all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written. This Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

         15. Interpretation of Provisions. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         16. Survival. Sections 8 and 9 of this Agreement shall survive any termination of this Agreement.

         17. Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.



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         18. Joint and Several Obligations. All obligations of NPB and Bank herein shall be joint and several obligations.

         19. Termination of Prior Agreement, Pay-Out of Change-in-Control
Benefit.


         (a) Effective concurrently with the closing of the Merger, the Peoples Employment Agreement is terminated and of no further force and effect, except that Consultant shall be paid the full amount calculated under Section 9(b)(1) of the Peoples Employment Agreement, such amount to be paid to Consultant on the Effective Date to the extent, in the opinion of NPB's counsel, that such payment will not trigger the excise tax provisions of Code Section 4999.

         (b) Anything in this Agreement to the contrary notwithstanding, if it shall be determined that any payment by National Penn to or for the benefit of Consultant, whether paid or payable pursuant to the terms of this Agreement or otherwise (each such payment a "Parachute Payment"), would constitute an "excess parachute payment" within the meaning of Code Section 280G (whether or not under an existing plan, arrangement or other agreement) and would result in the imposition on Consultant of an excise tax under Code Section 4999, then, in addition to any other amounts to which Consultant is entitled under this Agreement or otherwise, Consultant shall be paid an amount equal to the sum of the excise taxes payable by Consultant by reason of receiving Parachute Payments plus the amount necessary to place Consultant in the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest possible applicable rates on such Parachute Payments (including, without limitation, any payments under this subparagraph
(b)) as if no excise tax had been imposed with respect to Parachute Payments (the "Parachute Gross-up"). Any Parachute Gross-up otherwise required by this subparagraph (b) shall be made not later than the time of the corresponding payment hereunder giving rise to the underlying Section 4999 excise tax (to the extent such determination has been made prior to such time), even if the payment of the excise tax is not required under the Code until a later time. Any Parachute Gross-up otherwise required under this subparagraph (b) shall be made whether or not payments are payable under this Agreement and whether or not Consultant's engagement with National Penn shall have been terminated.

         (c) All determinations to be made under subparagraph (b) shall be made by National Penn's independent public accountant ("Accounting Firm"), which firm shall provide its determination and any supporting calculations both to National Penn and Consultant within ten (10) days of the calculation thereof.

         (d) If the Internal Revenue Service notifies Consultant of an inquiry with respect to the applicability of Code Sections 280G or 4999 to any payment by National Penn, or assessment of tax under Code Section 4999 with respect to any payment by National Penn, Consultant shall provide notice thereof to National Penn within ten (10) days of



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receipt, and shall take no action with respect to such inquiry or assessment until National Penn has responded thereto (provided such response is timely). National Penn shall have the right to appoint an attorney or accountant to represent Consultant with respect to such inquiry or assessment, and Consultant shall fully cooperate with such representative with respect to such inquiry or assessment as a condition of receiving a Parachute Gross-up.

         (e) All of the fees and expenses of the Accounting Firm in performing the determinations referred to in subparagraph (b), or of the representative appointed pursuant to subparagraph (d), shall be borne solely by National Penn.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                             NATIONAL PENN BANCSHARES, INC.


                                               By:  /s/ Wayne R. Weidner
                                               -----------------------------
                                                      Name: Wayne R. Weidner
                                                      Title: Chairman and CEO

                                             NATIONAL PENN BANK


                                               By:/s/ Glenn E. Moyer
                                               -----------------------------
                                                      Name: Glenn E. Moyer
                                                      Title: President and CEO



Witness:_/s/ Barbara P. Hill                          _/s/ George C. Mason
       ---------------------                          --------------------
                                                      George C. Mason




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